Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston
Executive Vice President,	Laine Morgan
Chief Operating Officer &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Third Quarter 2025 Financial Results

Third Quarter Highlights:

•Achieved revenue of $113.4 million in the third quarter of 2025 versus $95.8 million in the third quarter of 2024, an increase of 18% on a GAAP basis and 16% on a non-GAAP constant currency basis
•Net income was $6.5 million, or $0.13 per fully diluted share, and non-GAAP net income was $7.9 million, or $0.16 per fully diluted share in the third quarter of 2025
•Adjusted EBITDA increased 39% to $24.6 million in the third quarter of 2025 compared to $17.7 million in the third quarter of 2024
•Enrolled first patient in ARTIZEN U.S. Investigational Device Exemption trial for Arcevo

ATLANTA, GA – (November 6, 2025) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the third quarter ended September 30, 2025.

“Our third quarter performance was exceptionally strong as we made progress across each of our strategic initiatives while delivering 16% constant currency revenue growth. Revenue growth was driven by year-over-year growth in stent grafts of 38%, On-X of 25%, preservation services of 5%, BioGlue of 2%, all compared to the third quarter of 2024. On a constant currency basis, year-over-year stent grafts, On-X, preservation services, and BioGlue grew 31%, 23%, 5%, and 1%, respectively.” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin continued, “In addition to our strong commercial results, we saw continued progress with our market expanding clinical programs. We enrolled the first patient in our ARTIZEN trial for Arcevo, marking an important milestone. In addition, new favorable clinical data from our AMDS PERSEVERE and PROTECT trials were presented in two late-breaking science sessions at the European Association for Cardio-Thoracic Surgery, which further validated the positive clinical benefits of our AMDS technology.”

Mr. Mackin added, “We also took strategic steps to strengthen our balance sheet by refinancing our existing credit agreement to extend the maturity date to 2031, secure a more favorable interest rate, and gain access to a new $150 million delayed draw term loan facility.”

Mr. Mackin concluded, “Given our strong third quarter performance and continued business momentum, we are raising the midpoints of our full year 2025 constant currency revenue and EBITDA guidance and remain confident in our ability to grow adjusted EBITDA at twice the rate of constant currency revenue growth.”

Third Quarter 2025 Financial Results
Total revenues for the third quarter of 2025 were $113.4 million, an increase of 18% on a GAAP basis and 16% on a non-GAAP constant currency basis, both compared to the third quarter of 2024.

Net income for the third quarter of 2025 was $6.5 million, or $0.13 per fully diluted common share, compared to net loss of $(2.3) million, or $(0.05) per fully diluted common share for the third quarter of 2024. Non-GAAP net income for the third quarter of 2025 was $7.9 million, or $0.16 per fully diluted common share, compared to non-GAAP net income of $5.0 million, or $0.12 per fully diluted common share for the third quarter of 2024. Non-GAAP net income for the third quarter of 2025 includes pretax losses related to foreign currency revaluation of $0.1 million.

2025 Financial Outlook
Artivion is raising the midpoint of its full year 2025 revenue guidance and now expects constant currency growth of 13% to 14%, compared to the previous range of 12% to 14%. The Company expects reported revenues to be in the range of $439 to $445 million compared to the previous range of $435 to $443 million. This guidance contemplates a slightly positive currency impact for full year 2025 compared to 2024.

Additionally, Artivion is raising the midpoint of its adjusted EBITDA guidance and now expects growth of between 24% and 28% for the full year 2025 compared to 21% to 28% previously provided. Growth rates are compared to 2024. The Company expects adjusted EBITDA to be in the range of $88 to $91 million, compared to the previously articulated range of $86 to $91 million.

The Company's financial performance for 2025 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company’s non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, business development, integration, and severance income or expense, losses on inducement/extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company's existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude certain expenses and revenues because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2025 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; business development, integration, and severance income or expense; losses on inducement/extinguishment of debt; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on November 6, 2025, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13755945.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth and growth drivers, earnings, currency impacts, and other financial measures and related information; our anticipated capital needs and capital structure; our beliefs about our competitive advantages and market opportunities; the expected impact on our business of the dynamic trade policy and tariff environment; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; the benefits of receiving IDE approval to initiate our Arcevo LSA pivotal trial; the expected clinical benefits of our AMDS technology as a result of data from our AMDS PERSEVERE and PROTECT trials; our ability to scale our business and expand adjusted EBITDA margins; that our revenues for the full year 2025 will be in the range of $439 to $445 million, representing revenue growth of between 13% to 14% compared to 2024 on a constant currency basis; that we expect non-GAAP adjusted EBITDA to increase between 24% and 28% for the full year 2025 compared to 2024, resulting in non-GAAP adjusted EBITDA in the range of $88 to $91 million in 2025; and our belief that we will be able to grow adjusted EBITDA at twice the rate of constant currency revenue growth. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from our 2024 credit facility and the 2025 amendments thereof, the Ascyrus Medical LLC transaction and Endospan agreements, and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; the uncertainty regarding potential unknown or future impacts of the November 2024 cybersecurity incident, including the extent to which we are able to recover against our insurance policies; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2025, and our Form 10-Q for the quarter ended September 30, 2025. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Products	$87,665	$71,244	$253,907	$215,568
Preservation services	25,723	24,535	71,431	75,661
Total revenues	113,388	95,779	325,338	291,229

Cost of products and preservation services:
Products	27,811	24,412	81,389	72,707
Preservation services	11,182	10,358	32,865	31,243
Total cost of products and preservation services	38,993	34,770	114,254	103,950

Gross margin	74,395	61,009	211,084	187,279

Operating expenses:
General, administrative, and marketing	57,281	50,017	169,650	130,026
Research and development	8,078	6,605	21,869	21,048
Total operating expenses	65,359	56,622	191,519	151,074
Gain from sale of non-financial assets	(3,500)	—	(3,500)	—
Operating income	12,536	4,387	23,065	36,205

Interest expense	6,119	8,405	21,052	24,535
Interest income	(240)	(366)	(452)	(1,093)
Losses on inducement/extinguishment of debt	—	—	2,664	3,669
Other (income) expense, net	(399)	(2,386)	(8,442)	6

Income (loss) before income taxes	7,056	(1,266)	8,243	9,088
Income tax expense	554	1,022	901	5,964

Net income (loss)	$6,502	$(2,288)	$7,342	$3,124

Income (loss) per share:
Basic	$0.14	$(0.05)	$0.16	$0.07
Diluted	$0.13	$(0.05)	$0.16	$0.07

Weighted-average common shares outstanding:
Basic	47,233	41,844	44,605	41,607
Diluted	48,775	41,844	45,993	42,621

Net income (loss)	$6,502	$(2,288)	$7,342	$3,124
Other comprehensive income:
Foreign currency translation adjustments, net of tax	541	6,333	22,640	2,482
Comprehensive income	$7,043	$4,045	$29,982	$5,606

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,426	$53,463
Trade receivables, net	88,112	79,462
Other receivables	9,257	6,431
Inventories	90,547	79,766
Deferred preservation costs	53,711	51,701
Prepaid expenses and other	22,445	19,257
Total current assets	337,498	290,080

Goodwill	254,004	240,958
Acquired technology, net	126,491	128,051
Operating lease right-of-use assets, net	38,883	39,726
Property and equipment, net	40,711	36,403
Other intangibles, net	30,342	28,332
Deferred tax assets, net	601	1,068
Other long-term assets	29,132	24,483
Total assets	$857,662	$789,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,496	$17,971
Accrued compensation	17,609	18,342
Accrued expenses	12,202	11,834
Accrued interest	5,590	8,170
Taxes payable	2,068	2,934
Accrued procurement fees	3,009	1,704
Current portion of contingent consideration	18,730	—
Current maturities of operating leases	5,082	4,489
Current portion of finance lease obligations	716	601
Current portion of long-term debt	—	195
Other current liabilities	4,334	583
Total current liabilities	85,836	66,823

Long-term debt, net	214,869	314,152
Non-current contingent consideration	36,540	52,880
Non-current maturities of operating leases	38,442	39,988
Deferred tax liabilities, net	21,932	20,183
Deferred compensation liability	9,191	7,977
Non-current finance lease obligations	2,880	2,833
Other long-term liabilities	9,278	8,065
Total liabilities	$418,968	$512,901

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 48,862 and 43,432 shares issued as of September 30, 2025 and December 31, 2024, respectively	488	434
Additional paid-in capital	509,065	376,607
Retained deficit	(53,924)	(61,266)
Accumulated other comprehensive loss	(2,287)	(24,927)
Treasury stock, at cost, 1,487 shares as of September 30, 2025 and December 31, 2024	(14,648)	(14,648)
Total stockholders’ equity	438,694	276,200

Total liabilities and stockholders’ equity	$857,662	$789,101

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash flows from operating activities:
Net income	$7,342	$3,124

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	16,701	17,910
Non-cash compensation	20,302	11,499
Non-cash lease expense	3,824	5,860
Write-down of inventories and deferred preservation costs	3,779	2,911
Deferred income taxes	(1,484)	(4,187)
Change in fair value of contingent consideration	2,390	(12,170)
Losses on inducement/extinguishment of debt	2,664	3,669
Gain from sale of non-financial assets	(3,500)	—
Other	(7,315)	1,623
Changes in operating assets and liabilities:
Receivables	(924)	(3,356)
Inventories and deferred preservation costs	(11,563)	(4,791)
Prepaid expenses and other assets	(4,703)	(4,758)
Accounts payable, accrued expenses, and other liabilities	(7,193)	(5,237)
Net cash flows provided by operating activities	20,320	12,097

Net cash flows from investing activities:
Capital expenditures	(11,534)	(9,763)
Payments for Endospan agreements	—	(7,000)
Net cash flows used in investing activities	(11,534)	(16,763)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt	—	190,000
Proceeds from revolving credit facility	—	30,000
Repayment of debt	(207)	(211,765)
Proceeds from exercise of stock options and issuance of common stock	9,613	5,285
Payment of debt issuance costs	(1,750)	(10,044)
Proceeds from financing insurance premiums	3,117	—
Principal payments on short-term notes payable	(1,395)	(1,027)
Other	(526)	(420)
Net cash flows provided by financing activities	8,852	2,029

Effect of exchange rate changes on cash and cash equivalents	2,325	(130)
Increase (decrease) in cash and cash equivalents	19,963	(2,767)

Cash and cash equivalents beginning of period	53,463	58,940
Cash and cash equivalents end of period	$73,426	$56,173

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Products:
Aortic stent grafts	$39,585	$28,643	$116,028	$92,936
On-X	26,797	21,478	73,943	61,804
Surgical sealants	18,893	18,437	56,287	53,963
Other	2,390	2,686	7,649	6,865
Total products	87,665	71,244	253,907	215,568

Preservation services	25,723	24,535	71,431	75,661
Total revenues	$113,388	$95,779	$325,338	$291,229

North America	58,315	49,089	163,677	148,679
Europe, the Middle East, and Africa	36,224	30,423	111,982	98,156
Asia Pacific	12,237	10,366	31,582	27,628
Latin America	6,612	5,901	18,097	16,766
Total revenues	$113,388	$95,779	$325,338	$291,229

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended September 30,				Percent Change From Prior Year
	2025	2024
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$39,585	$28,643	$1,583	$30,226	31%
On-X	26,797	21,478	263	21,741	23%
Surgical sealants	18,893	18,437	319	18,756	1%
Other	2,390	2,686	7	2,693	-11%
Total products	87,665	71,244	2,172	73,416	19%

Preservation services	25,723	24,535	(2)	24,533	5%
Total	$113,388	$95,779	$2,170	$97,949	16%

North America	58,315	49,089	—	49,089	19%
Europe, the Middle East, and Africa	36,224	30,423	2,050	32,473	12%
Asia Pacific	12,237	10,366	—	10,366	18%
Latin America	6,612	5,901	120	6,021	10%
Total	$113,388	$95,779	$2,170	$97,949	16%

	Revenues for the Nine Months Ended September 30,				Percent Change From Prior Year
	2025	2024
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$116,028	$92,936	$859	$93,795	24%
On-X	73,943	61,804	32	61,836	20%
Surgical sealants	56,287	53,963	63	54,026	4%
Other	7,649	6,865	7	6,872	11%
Total products	253,907	215,568	961	216,529	17%

Preservation services	71,431	75,661	(86)	75,575	-5%
Total	$325,338	$291,229	$875	$292,104	11%

North America	163,677	148,679	(198)	148,481	10%
Europe, the Middle East, and Africa	111,982	98,156	1,931	100,087	12%
Asia Pacific	31,582	27,628	—	27,628	14%
Latin America	18,097	16,766	(858)	15,908	14%
Total	$325,338	$291,229	$875	$292,104	11%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$57,281	$50,017	$169,650	$130,026
Business development, integration, and severance expense (income)	2,952	3,431	3,218	(11,923)
Cybersecurity incident	728	—	6,421	—
Adjusted G&A, non-GAAP	$53,601	$46,586	$160,011	$141,949

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of net income (loss), GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$6,502	$(2,288)	$7,342	$3,124
Adjustments:
Interest expense	6,119	8,405	21,052	24,535
Interest income	(240)	(366)	(452)	(1,093)
Income tax expense	554	1,022	901	5,964
Depreciation and amortization expense	5,717	6,110	16,701	17,910
EBITDA, non-GAAP	18,652	12,883	45,544	50,440

Non-cash compensation	6,135	3,769	20,302	11,499
Business development, integration, and severance expense (income)	2,479	3,431	1,990	(11,923)
Cybersecurity incident	728	—	7,157	—
Losses on inducement/extinguishment of debt	—	—	2,664	3,669
Loss (gain) on foreign currency revaluation	73	(2,382)	(7,278)	(29)
Gain from sale of non-financial assets	(3,500)	—	(3,500)	—

Adjusted EBITDA, non-GAAP	$24,567	$17,701	$66,879	$53,656

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by operating activities	$22,262	$11,455	$20,320	$12,097
Capital expenditures	(4,609)	(3,639)	(11,534)	(9,763)
Free cash flows, non-GAAP	$17,653	$7,816	$8,786	$2,334

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP:
Income (loss) before income taxes	$7,056	$(1,266)	$8,243	$9,088
Income tax expense	554	1,022	901	5,964
Net income (loss)	$6,502	$(2,288)	$7,342	$3,124

Diluted income (loss) per common share	$0.13	$(0.05)	$0.16	$0.07

Diluted weighted-average common shares outstanding	48,775	41,844	45,993	42,621

Reconciliation of income (loss) before income taxes, GAAP to adjusted income, non-GAAP:
Income (loss) before income taxes, GAAP:	$7,056	$(1,266)	$8,243	$9,088
Adjustments:
Amortization expense	3,476	3,990	10,291	11,650
Business development, integration, and severance expense (income)	2,479	3,431	1,990	(11,923)
Non-cash interest expense	351	546	1,379	1,610
Cybersecurity incident	728	—	7,157	—
Losses on inducement/extinguishment of debt	—	—	2,664	3,669
Gain from sale of non-financial assets	(3,500)	—	(3,500)	—
Adjusted income before income taxes, non-GAAP	10,590	6,701	28,224	14,094

Income tax expense calculated at a tax rate of 25%	2,648	1,675	7,056	3,523
Adjusted net income, non-GAAP	$7,942	$5,026	$21,168	$10,571

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.13	$(0.05)	$0.16	$0.07
Adjustments:
Amortization expense	0.07	0.09	0.22	0.27
Business development, integration, and severance expense (income)	0.05	0.08	0.04	(0.28)
Non-cash interest expense	0.01	0.02	0.03	0.04
Cybersecurity incident	0.02	—	0.16	—
Losses on inducement/extinguishment of debt	—	—	0.06	0.09
Gain from sale of non-financial assets	(0.07)	—	(0.07)	—
Tax effect of non-GAAP adjustments	(0.02)	(0.05)	(0.11)	(0.03)
Effect of 25% tax rate	(0.03)	0.03	(0.03)	0.09
Adjusted diluted income per common share, non-GAAP	$0.16	$0.12	$0.46	$0.25

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	48,775	41,844	45,993	42,621
Adjustments:
Effect of dilutive stock options and awards	—	1,160	—	—
Diluted weighted-average common shares outstanding, non-GAAP	48,775	43,004	45,993	42,621